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                                  EXHIBIT 3.03

                            CERTIFICATE OF AMENDMENT

                                       OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        ASYMETRIX LEARNING SYSTEMS, INC.



     Asymetrix Learning Systems, Inc., a Delaware corporation, does hereby certify that the following amendment to the corporation's Amended and Restated Certificate of Incorporation has been has been duly adopted by the corporation's Board of Directors and a majority of the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law:

     Article I of the Amended and Restated Certificate of Incorporation, relating to the name of Asymetrix Learning Systems, Inc., is amended to read in its entirety as follows:

     "The name of the Corporation is click2learn.com, inc."

     IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 23rd day of November, 1999 and the foregoing facts stated herein are true and correct.

                                      ASYMETRIX LEARNING SYSTEMS, INC.

                                 By: /s/ James A. Billmaier
                                     -------------------------------------------
                                     James A. Billmaier, Chief Executive Officer